Exhibit 99.102(m)(2)(b)

SCHEDULE I

To the Distribution and Service Plan, dated March 27, 2000, of The Victory Portfolios

This Distribution and Service Plan shall be adopted with respect to the Shares of the following Funds of The Victory Portfolios:

1.	Balanced Fund	Class A
2.	Core Bond Index Fund	Class A
3.	Diversified Stock Fund	Class A
4.	Dividend Growth Fund	Class A
5.	Established Value Fund	Class A
6.	Fund for Income	Class A
7.	Global Equity Fund	Class A
8.	International Fund	Class A
9.	International Select Fund	Class A
10.	Investment Grade Convertible	Class A
11.	Large Cap Growth Fund	Class A
12.	National Municipal Bond Fund	Class A
13.	Ohio Municipal Bond Fund	Class A
14.	Small Company Opportunity Fund	Class A
15.	Special Value Fund	Class A
16.	Stock Index Fund	Class A

As of October 24, 2012

THE VICTORY PORTFOLIOS

By:	/s/ Christopher K. Dyer
Christopher K. Dyer
Secretary

Accepted:

VICTORY CAPITAL MANAGEMENT INC.

By:	/s/ Michael D. Policarpo, II
Michael D. Policarpo, II
Senior Managing Director